UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 27, 2009

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on March 28, 2008, PMA Capital Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Armour Reinsurance Group Limited (“Armour Re”), a Bermuda-based corporation, pursuant to which Armour Re will purchase from the Company all of the issued and outstanding shares of PMA Capital Insurance Company, a Pennsylvania domestic property and casualty insurance company, PMA Re Management Company, a Pennsylvania corporation, and High Mountain Reinsurance, Ltd., a Cayman Islands exempted limited liability company.  The closing of the sale and transfer of ownership is pending approval by the Pennsylvania Insurance Department.  The Department’s financial examination of PMA Capital Insurance Company, which includes its review of the loss reserves, is still in process.

Under the amended terms of the Agreement, the Agreement could have been terminated by either the Company or Armour Re if the closing of the sale had not occurred by March 31, 2009.  The Company and Armour Re amended the Agreement to extend the termination date to June 30, 2009 or such later date as the parties may mutually agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

March 30, 2009	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer